Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On October 2, 2013, Cubic Energy Inc. (the “Company”) consummated all of the following transactions, which are referred to herein, collectively, as the “Recent Transactions.” This date will be considered as the effective date for the purposes of recording the financing transactions, acquisitions and new operations on the books and records of the Company.

Formation of New Subsidiaries

The Company approved the formation and capitalization of two new, wholly owned direct subsidiaries (Cubic Asset Holding, LLC, a Delaware limited liability company (“Cubic Asset Holding”), and Cubic Louisiana Holding, LLC, a Delaware limited liability company (“Cubic Louisiana Holding”)) and two new, wholly owned indirect subsidiaries (Cubic Asset LLC, a Delaware limited liability company and a direct subsidiary of Cubic Asset Holding (“Cubic Asset”), and Cubic Louisiana, LLC, a Delaware limited liability company and a direct subsidiary of Cubic Louisiana Holding (“Cubic Louisiana”)).

Senior Secured Notes Financing

The Company entered into a Note Purchase Agreement dated October 2, 2013 (the “Note Purchase Agreement”), pursuant to which the Company issued an aggregate of $66.0 million of senior secured notes due October 2, 2016 (the “Notes”) to certain purchasers.  The Notes bear interest at the rate of 15.5% per annum, in cash, payable quarterly; provided, however, that interest for the first six months following the closing shall be paid 7.0% per annum in cash and 8.5% per annum in additional Notes.  The indebtedness under the Note Purchase Agreement is secured by substantially all of the assets of the Company, including a first priority lien over all of the assets of the Company, Cubic Asset and Cubic Asset Holding and a second priority lien over all of the assets of Cubic Louisiana and Cubic Louisiana Holding.

Issuance of Warrants and Series C Preferred Stock

Pursuant to the terms of a Warrant and Preferred Stock Agreement, dated as of October 2, 2013 (the “Warrant and Preferred Stock Agreement”), and in connection with the issuance and sale of the Notes under the Note Purchase Agreement, the Company issued certain warrants and shares of Series C Voting Preferred Stock, par value $0.01 per share (the “Series C Voting Preferred Stock”), to certain purchasers of the Notes and their affiliates (the “Investors”).  The Company issued warrants exercisable for (a) an aggregate of 65,834,549 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Class A Warrants”), and (b) an aggregate of 32,917,274 shares of Common Stock, at an exercise price of $0.50 per share (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).

The Company also issued an aggregate of 98,751.823 shares of Series C Voting Preferred Stock to the Investors.  The holders of the Series C Voting Preferred Stock are entitled to vote, together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock of the Company.  The holders of Series C Voting Preferred Stock are entitled, in the aggregate, to a number of votes equal to the number of shares of Common Stock that would be issuable upon the exercise of all outstanding Warrants on a Full Physical Settlement basis (as defined in the Warrant and Preferred Stock Agreement).  The holders of Series C Voting Preferred Stock are not entitled to receive any dividends from the Company.  Shares of the Series C Voting Preferred Stock have a stated value of $0.01 per share and may be redeemed at the option of the holders thereof at any time.

Hedging Transaction

The Company, through its subsidiary Cubic Asset, also entered into a Call Option Structured Derivative payment with a third party that resulted in an upfront payment at closing of approximately $35,000,000.  In addition, this third party has entered into agreements with Cubic Asset and Cubic Louisiana contemplating the hedging of hydrocarbons.  This third party will have a junior lien position on both the assets of Cubic Asset and Cubic Louisiana.

Wells Fargo Debt Restructuring

Cubic Louisiana and Wells Fargo Energy Capital, Inc. (“WFEC”) entered into an Amended and Restated Credit Agreement dated October 2, 2013 (the “Credit Agreement”).  In conjunction with entering into the Credit Agreement, the Company assigned all of its previously held oil and gas interests that it held in Northwest Louisiana to Cubic Louisiana (the “Legacy Louisiana Assets”).  Pursuant to the terms of the Credit Agreement, the Company repaid the $5 million term loan payable to WFEC, and Cubic Louisiana assumed the remaining unpaid debt to WFEC, which amount was $20,865,110 as of that date.  That debt is reflected in a term loan bearing interest at the Wells Fargo Bank prime rate, plus 2%, per annum.  In the event that Cubic Louisiana does not have available cash to pay interest on the Credit Facility, accrued and unpaid interest will be paid in kind via an additional promissory note.  As part of the Credit Agreement, WFEC is providing a revolving credit facility in the amount of up to $10,000,000, bearing interest at the same rate, with all advances under that revolving credit facility to be made in the sole discretion of WFEC.  The indebtedness to WFEC pursuant to the Credit Agreement is secured by a first priority lien over all of the assets of Cubic Louisiana and Cubic Louisiana Holdings.  The other oil and gas properties of Cubic and its other subsidiaries, including the assets acquired from Gastar, Navasota and Tauren, as described below, do not secure the indebtedness under the Credit Agreement.

Conversion of Wallen Note and Series A Convertible Preferred Stock into Series B Convertible Preferred Stock

The Company entered into and consummated the transactions contemplated by a Conversion and Preferred Stock Purchase Agreement dated as of October 2, 2013 (the “Conversion Agreement”) with Calvin A. Wallen III, the Company’s Chairman, President and Chief Executive Officer and Langtry Mineral & Development, LLC, an entity controlled by Mr. Wallen.  Pursuant to the terms of the Conversion Agreement, (a) Langtry was issued 12,047 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $12,047,000, in exchange for the cancellation of all of the issued and outstanding shares of Series A Convertible Preferred Stock held by Langtry and (b) Mr. Wallen was issued 2,115 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $2,115,000, in exchange for the cancellation of a promissory note payable to Mr. Wallen in the principal amount of $2,000,000, plus $114,986 of accrued and unpaid interest.

The Series B Convertible Preferred Stock is entitled to dividends at a rate of 9.5% per annum and, subject to certain limitations, is convertible into the Common Stock at an initial conversion price of $0.50 per share of Common Stock. The holders of the Series B Convertible Preferred Stock are entitled to vote (on an as-converted basis), together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock.

Acquisition of Properties from Gastar

The Company consummated the transactions contemplated by the previously announced Purchase and Sale Agreement dated as of April 19, 2013 (the “Gastar Agreement”) with Gastar Exploration Texas, LP (“Gastar”) and Gastar Exploration USA, Inc.  Pursuant to the Gastar Agreement, the Company acquired proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas.  The acquired properties include approximately 17,400 net acres of leasehold interests.  The acquisition price paid by the Company at closing was $39,118,830, following various adjustments set forth in the Gastar Agreement, and including the various deposits paid prior to the closing date.  For purposes of allocating revenues and expenses and capital costs between Gastar and the Company, such amounts were netted effective January 1, 2013 and have been recorded as an adjustment to the purchase price.

Acquisition of Properties from Navasota

On September 27, 2013, the Company entered into a Purchase and Sale Agreement (the “Navasota Agreement”) with Navasota Resources Ltd., LLP (“Navasota”).  On October 2, 2013, pursuant to the Navasota Agreement, the Company acquired proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas.  The leasehold interests acquired from Navasota generally consist of additional fractional interests in the properties acquired pursuant to the Gastar Agreement, comprising approximately 6,400 net acres.  The acquisition price paid by the Company was $19,400,000.

Acquisition of Properties from Tauren

The Company entered into and consummated the transactions contemplated by a Purchase and Sale Agreement dated as of October 2, 2013 (the “Tauren Agreement”) with Tauren Exploration, Inc. (“Tauren”), an entity controlled by Mr. Wallen.  Pursuant to the Tauren Agreement, the Company acquired well bores, proven reserves, oil & natural gas production and undeveloped leasehold interests in the Cotton Valley formation in DeSoto and Caddo Parishes, Louisiana.  The acquired properties include approximately 5,600 net acres of leasehold interests.  The acquisition price paid by the Company was $4,000,000 in cash and 2,000 shares of the Company’s Series B Convertible Preferred Stock with an aggregate stated value of $2,000,000.  The Tauren Agreement was unanimously approved by the Company’s board of directors, excluding Mr. Wallen.  In addition, the Company obtained an opinion from Blackbriar Advisors, LLC, which concluded that the terms of the Tauren Agreement were fair, from a financial perspective, to the Company.

The accompanying unaudited condensed pro forma financial statements give effect to the Recent Transactions.

The following unaudited pro forma financial information is derived from the historical financial statements of the Company and reflect the impact of the Recent Transactions. The Unaudited Pro Forma Condensed Balance Sheet of the Company as of September 30, 2013 has been prepared assuming the Recent Transactions were consummated on September 30, 2013. The Unaudited Pro Forma Condensed Statements of Operations of the Company for the year ended June 30, 2013 and for the three month period ended September 30, 2013 have been prepared assuming the Recent Transactions were consummated on July 1, 2012. These unaudited pro forma condensed financial statements should be read in conjunction with the notes hereto and the consolidated financial statements and notes thereto of the Company filed on Form 10-K for the year ended June 30, 2013 and on Form 10-Q for the three months ended September 30, 2013.

The unaudited pro forma condensed financial information is not indicative of the financial position or results of operations of the Company that would have actually occurred if the Recent Transactions had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, reductions in prices paid for oil or natural gas, future acquisitions or dispositions and other factors.

Cubic Energy, Inc.

Unaudited Pro Forma Condensed Balance Sheet

September 30, 2013

		Pro Forma Adjustments
	Historical	Transactions		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$182,038	$23,725,376	(a)	$23,907,414
Accounts receivable - trade	478,252	—		478,252
Due from Affiliates	21,271	—		21,271
Prepaid expenses	74,758	—		74,758
Total current assets	$756,319	$23,725,376		$24,481,695

PROPERTY, PLANT and EQUIPMENT:

Oil and gas properties, full cost method:
Proved properties (including wells and related equipment and facilities)	$33,849,723	$59,822,655	(b)	$93,672,378
Unproven properties	—	14,915,644	(b)	14,915,644
Office and other equipment	30,227	—		30,227
Oil and gas properties, and equipment, at cost	$33,879,950	$74,738,299		$108,618,249

Less accumulated depreciation, depletion and amortization	19,825,934			19,825,934
Oil and gas properties, and equipment, net	$14,054,016	$74,738,299		$88,792,315

OTHER ASSETS:
Loan costs	$—	$3,623,087	(‘c)	$3,623,087
Acquisition costs	$4,700,000	$(4,700,000	)(‘e)	$—
Drilling credit	—	—		—
Total other assets	$4,700,000	$(1,076,913)		$3,623,087

TOTAL ASSETS	$19,510,335	$97,386,762		$116,897,097

LIABILITIES AND STOCKHOLERS’ EQUITY

CURRENT LIABILITIES:
Notes payable - WFEC - term note	$5,000,000	$(5,000,000	)(g)	$—
Notes payable - WFEC - revolver	20,865,110	—		20,865,110
Deposit on Acquisition
Note payable to affiliate	2,000,000	(2,000,000	)(j)	—
Asset Retirement Obligation	—	—		—
Accounts payable and accrued expenses	2,880,559	(1,011,653	)(j)	1,868,906
Due to affiliates	4,528,299	(4,500,000	)(f)	28,299
Total current liabilities	$35,273,968	$(12,511,653)		$22,762,315

LONG-TERM LIABILITIES:
Long-term debt, net of discounts	$—	$56,236,739	(p)(n)	$56,236,739
Commodity derivative contracts	—	35,091,536	(q)	35,091,536
Asset Retirement Obligation	—	5,449,255	(h)	5,449,255
Total long-term liabilities	$—	$96,777,530		$96,777,530

Commitments and contingencies

STOCKHOLDERS’ EQUITY:

Preferred stock - Series A - $.01 par value, authorized 165,000 shares, 120,468 issued and outstanding at September 30, 2013	$1,205	$(1,205	)(i)	$—
Additional paid-in capital	12,045,595	(12,045,595	)(i)	—

Preferred stock - Series B - $.01 par value,	—	1,616	(j)	1,616
16,162 issued	—	16,160,384	(j)	16,160,384

Common stock - $.05 par value, Authorized 200,000,000 shares, 77,505,908 shares issued and outstanding at September 30, 2013	3,871,670	—		3,871,670
Additional paid-in capital	56,927,219	9,005,685	(n)	65,932,904
Accumulated deficit	(88,609,322)			(88,609,322)
Total stockholders’ equity	(15,763,633)	13,120,885		(2,642,748)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,510,335	$97,386,762		$116,897,097

See accompanying notes to unaudited pro forma condensed financial statements.

Cubic Energy, Inc.

Unaudited Pro Forma Condensed Statements of Operations

June 30, 2013

		Pro Forma Adjustments
		for
		Recent
	Historical	Transactions		Pro Forma

REVENUES:

Natural gas	$3,843,420	$15,040,866	(k)	$18,884,286
Condensate and oil	—	2,263,322	(k)	2,263,322
NGLs	—	107,821	(k)	107,821
Total revenue	$3,843,420	$17,412,009		$21,255,429

EXPENSES:

Production taxes	$—	$119,636	(l)	$119,636
Lease operating expense	1,872,186	9,723,846	(l)	11,596,032
Depreciation, depletion and amortization	3,248,260	12,338,511	(m)	15,586,771
Accretion of asset retirement obligation		347,712	(o)	347,712
General and administrative expenses	2,332,946	—		2,332,946

Total expenses	7,453,392	22,529,705		29,983,097

(LOSS) INCOME FROM OPERATIONS	$(3,609,972)	$(5,117,696)		$(8,727,668)

OTHER INCOME (EXPENSE):
Other income	$666,270	$—		$666,270
Amortization of debt discount		$(2,772,145	)(n)
Amortization of loan costs	(2,470,516)	(8,509,823	)(d)	(10,980,339)
Interest expense	(520,000)	(10,645,774	)(p)	(11,165,774)

Total non-operating income (expense)	(2,324,246)	(21,927,742)		(21,479,842)

Gain (loss) on debt extinguishment:	—	—		—

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(5,934,218)	(27,045,438)		(32,979,656)

Provision for (benefit of) income taxes:	—	—		—
NET LOSS	$(5,934,218)	$(27,045,438)		$(32,979,656)

Dividends on preferred shares	(917,300)	—		(917,300)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	(6,851,518)	(27,045,438)		(33,896,956)

NET LOSS PER COMMON SHARE - basic and diluted	(0.09)	(0.36)		(0.44)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	77,263,381	77,263,361		77,263,361

See accompanying notes to unaudited pro forma condensed financial statements.

Cubic Energy, Inc.

Unaudited Pro Forma Condensed Statements of Operations

Three months ended September 30, 2013

		Pro Forma Adjustments
		for
		Recent
	Historical	Transactions		Pro Forma

REVENUES:

Natural gas	$866,702	$3,259,897	(k)	$4,126,599
Condensate and oil	—	323,180	(k)	323,180
NGLs	—	287,452	(k)	287,452
Total revenue	$866,702	$3,870,529		$4,737,231

EXPENSES:

Production taxes	$—	$30,377	(l)	$30,377
Lease operating expense	315,628	1,958,809	(l)	2,274,437
Depreciation, depletion and amortization	691,853	2,591,994	(m)	3,283,847
Accretion of asset retirement obligation		86,928	(o)	86,928
General and administrative expenses	1,207,827			1,207,827
				—
Total expenses	2,215,308	4,668,108		6,883,416

(LOSS) INCOME FROM OPERATIONS	$(1,348,606)	$(797,579)		$(2,146,185)

OTHER INCOME (EXPENSE):
Other income	$9	$—		$9
Amortization of debt discount		$(696,823	)(n)
Amortization of loan costs	(1,260,659)	(214,494	)(d)	(1,475,153)
Interest expense	—	(2,729,156	)(p)	(2,729,156)

Total non-operating income (expense)	(1,260,650)	(3,640,474)		(4,204,300)

Gain (loss) on debt extinguishment:	—	—		—

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(2,609,256)	(4,438,053)		(6,350,485)

Provision for (benefit of) income taxes:	—	—		—
NET LOSS	$(2,609,256)	$(4,438,053)		$(6,350,485)

Dividends on preferred shares	243,000	—		243,000

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	(2,366,256)	(4,438,053)		(6,804,309)

NET LOSS PER COMMON SHARE - basic and diluted	(0.04)	(0.07)		(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	77,431,832	77,431,832		77,431,862

See accompanying notes to unaudited pro forma condensed financial statements.

Pro Forma adjustments

The Unaudited Pro Forma Condensed Balance Sheet as of  September 30, 2013 and the Unaudited Pro Forma Condensed Statements of Operations for the three months ended September 30, 2013 and for the year ended June 30, 2013 have been derived from the year-end June 30, 2013 audited financial statements of the Company, from the year-ended December 31, 2012 audited Statements of Revenue and Direct Operating Expenses of the Acquired Properties, and from the reviewed financial statements of the Company for the three months ended September 30, 2013 and of the Acquired Properties for the nine months ended September 30, 2013.  The pro forma financial information was accumulated from the underlying monthly financial data from each entity during the respective periods, with adjustments made to reflect the application of generally accepted accounting principles for business combinations had such acquisitions been made at the beginning of the reporting periods.  The monthly financial data and the adjustments made to reflect the business combination have not been subjected to any auditing or review procedures by our independent registered public accounting firm.

(a)         To record the net cash proceeds received from the investors by the Company, net of initial purchasers’ discount and expenses and less the net purchase price of the Acquired Properties.

(b)         To record additional property, plant and equipment acquired and additional asset retirement obligation (full cost method) as of September 30, 2013 for the Acquired Properties, net of purchase price adjustments of $3.4 million to reflect the effective date of January 1, 2013, for the Gastar portion of the Acquired Properties.

(c)          To record the $3.6 million in loan costs at September 30, 2013.

(d)         To record loan costs amortization paid associated with the financing and the Acquired Properties   for the year ended June 30, 2013 and the three months ended September 30, 2013.

(e)          To record the application of the $4.7 million deposit previously paid for the Acquired Properties at September 30, 2013.

(f)           To record payments to affiliates of $4.5 million for short-term advances.

(g)          To record the retirement of the Wells Fargo Energy Capital $5million senior term note outstanding balance at September 30, 2013.

(h)         To record asset retirement obligation liability at September 30, 2013 for the Acquired Properties.

(i)             To record the conversion of 120,468 shares Series A Convertible Preferred Stock of the Company held by Langtry Mineral & Development, LLC completed on October 2, 2013.

(j)            To record the issuance of 16,162 shares of the Company’s Series B Convertible Preferred Stock, as consideration for converting all of the issued and outstanding shares of Series A Convertible Preferred Stock and as repayment of the $2 million note and accrued interest owed to Mr. Wallen, by the Company.

(k)         To record natural gas, condensate and oil and NGLs sales revenues for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(l)             To record direct operating expenses for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(m)     To record additional depreciation, depletion and amortization (“DD&A”) expense for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013 under the full cost method of accounting.

(n)         To record the fair value of the newly issued Class A Warrants and Class B Warrants issued in connection with the borrowings to fund the Acquired Properties recorded as a debt discount and an increase to additional paid-in-capital and to record the amortization of the debt discount over the term of the borrowings, for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(o)         To record additional accretion expense on the asset retirement obligation for the Acquired

Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(p)         To record interest expense based on borrowings to fund the acquisition of the Acquired Properties, net of the repayment of the $5 million senior term note to Wells Fargo Energy Capital, resulting in a net increase in interest expense for the year ended June 30, 2013 and for the three months ended September 30, 2013. The increase in interest expense assumes the issuance of $66.0 million of senior secured notes.

(q)         To record the $35.0 million upfront payment to the Company from the Call Option Structured Derivative contract at September 30, 2013.